Exhibit 10.2
Amendment to First Amendment
This Amendment to Lease (this “Second Amendment”) is made January 27, 2022 (the “Amendment Effective Date”) by and between SMOKY HOLLOW INDUSTRIES, LLC, a California limited liability company (“Lessor”), and BEYOND MEAT, INC., a Delaware corporation formerly known as Savage River, Inc. (“Lessee”) amends and supplements the First Amendment to the Original Lease dated July 1, 2021 and the Original Lease dated January 18, 2017 (collectively, the “Agreement”). Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement. As of the Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended.
The Parties amend and supplement the Agreement as follows:
1.The first sentence of Section 2 of the First Amendment is replaced in total with the following:

The term of Lessee's lease of the Expansion Premises shall commence on the later to occur of (i) Effective Date and (ii) the date the Expansion Premises are delivered to Lessee in broom clean condition, free of all tenancies, and free and clear of all personal property and debris (the “Expansion Premises Commencement Date”), and shall expire on April 30, 2022 (the “Expansion Premises Expiration Date”); except, that, if the Expansion Premises Commencement Date has not occurred by July 15, 2021, then Lessee will have a continuing right to rescind this Amendment until the Expansion Premises Commencement Date by providing written notice of such rescission to Lessor, and such recission shall be effective upon receipt (or deemed receipt) of the same (in which event the Original Lease shall continue to govern the Existing Premises).

2.Effect of Amendment: Except as amended by this Amendment, the terms of the Agreement remain in full force and effect.
3.Signature, Counterparts, and Delivery. The parties agree that this Amendment may be signed with an electronic signature and that an electronic signature has the same legal effect as a manual signature. Each person signing this Amendment states that he or she is duly authorized and has legal capacity to sign and deliver this Amendment. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment. This Amendment will become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The counterparts of this amendment may be made by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of these methods.
The Parties have executed and delivered this Amendment as of the Amendment Effective Date.

BEYOND MEAT, INC.                    SMOKY HOLLOW INDUSTRIES LLC

Signature:/s/ Dariush Ajami                    Signature:/s/ Mark Telesz
Print Name: Dariush Ajami                    Print Name: Mark Telesz
Title: CIO                            Title: Manager